                                                                   Exhibit 4.5

                               ------------------------
                           REGISTRATION RIGHTS AGREEMENT

                             Dated as of April 30, 1998

                                    by and among

                                SCHULER HOMES, INC.

                       the SUBSIDIARY GUARANTORS PARTY HERETO

                                        and

                           BANCAMERICA ROBERTSON STEPHENS

                             JEFFERIES & COMPANY, INC.

                       NATIONSBANC MONTGOMERY SECURITIES LLC

                            SBC WARBURG DILLON READ INC.

                              -----------------------

                            REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of April 30, 1998, by and among Schuler Homes, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined herein) and BancAmerica Roberston Stephens, Jefferies & Company, Inc., NationsBanc Montgomery Securities LLC and SBC Warburg Dillon Read Inc. (the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated April 30, 1998 (the "Purchase Agreement"), by and among the Company, the Initial Purchasers and the Subsidiary Guarantors which provides for the sale by the Company to the Initial Purchasers of an aggregate of $100 million principal amount of the Company's 9% Senior Notes due 2008 (the " Senior Notes"). In order to induce the Initial Purchasers to purchase the Senior Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 9(k) of the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     ADDITIONAL INTEREST:  As defined in Section 5.

     BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

     CLOSING DATE:  The Closing Date as defined in the Purchase Agreement.
Commission:  The Securities and Exchange Commission.

     CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(a) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Senior Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     EXCHANGE NOTES: The Company's 9% Senior Notes due 2008 to be issued pursuant to the Indenture in the Exchange Offer.

     EXCHANGE OFFER: The registration by the Company under the Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

     EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     EXEMPT RESALES: The transactions in which the Initial Purchaser proposes to sell the Senior Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

     HOLDERS:  As defined in Section 2(b) hereof.

     INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

     INITIAL PURCHASERS:  As defined in the preamble hereto.

     INDENTURE: The Indenture, dated as of May 6, 1998, among the Company, U.S. Trust Company of California, N.A., as trustee (the "Trustee"), and the Subsidiary Guarantors, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     INTEREST PAYMENT DATE:  As defined in the Indenture and the Notes.

     ISSUE DATE:  The date of this Agreement.

     NASD:  National Association of Securities Dealers, Inc.

     NOTES:  The Senior Notes and the Exchange Notes.

     PERSON: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     PROSPECTUS: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     RECORD HOLDER: With respect to any Interest Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

     REGISTRATION DEFAULT:  As defined in Section 5 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     SHELF REGISTRATION STATEMENT:  As defined in Section 4 hereof.

     SPECIAL COUNSEL: Gibson, Dunn & Crutcher LLP, special counsel to the Initial Purchasers or such other special counsel as may be designated by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities outstanding.

     SUBSIDIARY GUARANTORS: Those entities listed on Exhibit A hereto and by this reference incorporated herein.

     TIA: The Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture.

     TRANSFER RESTRICTED SECURITIES: Each Senior Note, until the earliest to occur of (a) the date on which such Senior Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Senior Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

     UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  SECURITIES SUBJECT TO THIS AGREEMENT

     (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

     (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person beneficially owns Transfer Restricted Securities, PROVIDED that only Transfer Restricted Securities of Holders who are registered holders of Transfer Restricted Securities shall be counted for purposes of calculating any proportion of Holders of Transfer Restriction Securities entitled to take action or give notice pursuant to this Agreement.

SECTION 3.  REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy, the Company and the Subsidiary Guarantors shall (i) cause to be filed with the Commission as soon as practicable after the Issue Date, but in no event later than 60 days after the Issue Date, a Registration Statement under the Act relating to the Exchange Notes and the Exchange Offer,
(ii) use their best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Issue Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer, (v) cause the Exchange Offer to remain open for not less than 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to the Holders, (vi) cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 150 days after the Issue Date and (vii) cause the Exchange Offer to comply with all applicable federal and state securities laws. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(b) below.

     Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the Consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Act) of the Exchange Notes and that such Holder is not an affiliate of the Company or the Subsidiary Guarantors within the meaning of the Act or that if it is an affiliate, that it will comply with the registration and delivery requirements of the Act to the extent possible.

     (b) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Senior Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

     The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Transfer Restricted Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), may be deemed an "underwriter" within the meaning of the Act, and is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Notes acquired in exchange for Transfer Restricted Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Act, as applicable, in connection with such sale.

     The Company and the Subsidiary Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement continuously effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes, PROVIDED that (i) in the case where the Prospectus must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealer and the Initial Purchaser have sold all Exchange Notes held by them and (ii) the Company shall make the Prospectus available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of not less than 90 days after the Consummation of the Exchange Offer. The Company shall be deemed not to have used its best efforts to keep the Exchange Offer Registration Statement effective during the requisite period if it voluntarily takes any action that would result in, or refuses to take such action where such failure to act would result in, Holders of Notes covered thereby not able to offer and sell such securities during that period, unless such action or inaction is required by applicable law.

     The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

SECTION 4.  SHELF REGISTRATION

     (a) SHELF REGISTRATION. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) (ii) the Exchange Notes would not, upon receipt, be tradable by any Holder which is not an affiliate of the Company without restriction under the Act and without restrictions under applicable Blue Sky or state securities laws, (iii) any Holder is not eligible to participate in the Exchange Offer, (iv) the Initial Purchasers so request with respect to any Transfer Restricted Securities not eligible to be exchange for Exchange Notes in the Exchange Offer or (v) for any reason the Exchange Offer is not Consummated within 150 days after the issuance date, then the Company shall promptly deliver to the Holders and the Trustee written notice thereof, and the Company and the Subsidiary Guarantors shall:

          (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT"), as promptly as practicable but in no event later than the 60th day after the date on which the Company determines that it is required to file the Shelf Registration Statement, which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y) use their best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 150th day after the Issue Date.

The Company and the Subsidiary Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this
Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the Issue Date or such shorter period which will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement are no longer Transfer Restricted Securities.

     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.  ADDITIONAL INTEREST

     (a) REGISTRATION DEFAULT. If (i) within 60 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission, (ii) within 120 days after the Issue Date, the Exchange Offer Registration

Statement has not been declared effective, (iii) within 150 days after the Issue Date, the Registered Exchange Offer has not been Consummated, (iv) within 150 days after the Issue Date, the Shelf Registration Statement has not been declared effective if a Shelf Registration Statement is required to be filed pursuant to Section 4 of this Agreement or (v) after a Registration Statement has been declared effective, such Registration Statement ceases to be effective or fails to be usable for its intended purpose during the respective periods specified herein that such Registration Statement is to be kept continuously effective, without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (v), a "Registration Default"), the Company and the Subsidiary Guarantors hereby jointly and severally agree to pay interest ("Additional Interest") to each Holder of Transfer Restricted Securities in addition to the stated interest thereon, payable on the Interest Payment Date, which will accrue thereon, from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults shall have been cured.

     (b) RATE OF ADDITIONAL INTEREST. Additional Interest shall accrue on the principal amount of the Transfer Restricted Securities at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum.

     (c) CURE OF REGISTRATION DEFAULT. A Registration Default will have been deemed cured (i) upon the filing of a Registration Statement with the Commission (in the case of Section 5(a)(i) above), (ii) upon the effectiveness of the Exchange Offer Registration Statement (in the case of Section 5(a)(ii) above),
(iii) upon the Consummation of the Registered Exchange Offer (in the case of Section 5(a)(iii) above), (iv) upon the effectiveness of the Shelf Registration Statement (in the case of Section 5(a)(iv) above) or (v) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of Section 5(a)(v) above). Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest with respect to such Transfer Restricted Securities will cease.

     The Company shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable Interest Payment Date, immediately available funds in sums sufficient to pay the Additional Interest then due to Holder of Senior Notes entitled to receive the interest payment to be paid on such Interest Payment Date. Each obligation to pay Additional Interest shall be deemed to accrue on the applicable Event Date. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Senior Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     All obligations of the Company and the Subsidiary Guarantors set forth in this section that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

     (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Subsidiary Guarantors shall comply with the applicable provisions of Section 6(c) below, shall use their best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof.

     As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer.

     (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Subsidiary Guarantors shall comply with the applicable provisions of Section 6(c) below and shall use their best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

     (c) GENERAL PROVISIONS. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

          (i) use its best efforts to keep such Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Subsidiary Guarantors) for the period specified in
     Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the Special Counsel promptly and, if requested, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Subsidiary Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) furnish to the Special Counsel, before filing with the Commission, copies of the Registration Statement or any Prospectus included therein (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of the Special Counsel for a period of at least five business days, and with respect to amendments or supplements thereto, at least two business days prior thereto, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Special Counsel shall reasonably object within three business days after the receipt thereof, unless such Registration Statement or amendment thereto or the Prospectus or any supplement thereto is required to be filed by applicable law. A selling Holder or underwriter shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (v) in the case of a Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, make available at reasonable times during normal business hours for inspection by a representative of the Holders of Transfer Restricted Securities, Special Counsel and any accountant retained by such Holders, in a manner designed to permit underwriters to satisfy their due diligence investigation under the Act, all financial and other records, pertinent corporate documents and properties of the Company and the Subsidiary Guarantors and cause the Company's and the Subsidiary Guarantors' officers, directors and employees to supply all information reasonably requested by any such representative, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; PROVIDED, HOWEVER, that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless and to the extent that (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement;

          (vi) if reasonably requested by any selling Holders or Special Counsel, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders or Special Counsel may reasonably request to have included therein as may be required by applicable law, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), if any, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (vii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby;

          (viii) in the case of a Shelf Registration Statement and, to the extent applicable, an Exchange Offer Registration Statement, furnish to each selling Holder and Special Counsel, without charge, at least one copy of the Registration Statement, at the earliest time practicable under the circumstances after first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (ix) in the case of a Shelf Registration Statement and, to the extent applicable, an Exchange Offer Registration Statement, deliver to each selling Holder, the Initial Purchasers, each of the Exchanging Dealers, and Special Counsel, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (x) in the case of a Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, enter into, and cause the Subsidiary Guarantors to enter into, such customary agreements (including an underwriting agreement), and make, and cause the Subsidiary Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by Special Counsel or the Holders of a majority of the Transfer Restricted Securities being sold in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Subsidiary Guarantors shall:

               (A) furnish to each selling Holder and each underwriter, if any, in such substance and scope as reasonably satisfactory to Special Counsel and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Shelf Registration Statement:

                    (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company and the

               Subsidiary Guarantors, confirming, as of the date thereof, the matters set forth in Sections 9(a), (b), (c) and (d) of the Purchase Agreement and such other matters as such parties may reasonably request;

                    (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Section 9(f) of the Purchase Agreement and such other matter as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                    (3) a customary "comfort letter," dated as of the date of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
               Section 9(h) of the Purchase Agreement, without exception;

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

          If at any time the representations and warranties of the Company and the Subsidiary Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company or the Subsidiary Guarantors shall so advise each selling Holder and Special Counsel promptly and, if requested by such Persons, shall confirm such advice in writing;

          (xi) prior to any public offering of Transfer Restricted Securities, to use its best efforts to cooperate with, and cause the Subsidiary Guarantors to use their best efforts to cooperate with, the selling Holders and Special Counsel in connection with the registration and qualification, or exemption from such registration or qualification, of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that neither the Company nor the Subsidiary Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xii) shall issue, upon the request of any Holder of Senior Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Senior Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Senior Notes, as the case may be; in return, the Senior Notes held by such Holder shall be surrendered to the Company for cancellation;

          (xiii) in the case of a Shelf Registration Statement and, to the extent applicable, an Exchange Offer Registration Statement, cooperate with, and cause the Subsidiary Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names, in all cases consistent with the requirements set forth in the Indenture, as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

          (xiv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, as promptly as practicable thereafter prepare and file with the Commission a supplemental or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvii) in the case of a Shelf Registration Statement and, to the extent applicable, an Exchange Offer Registration Statement, cooperate and assist in any filings required to be made with the NASD and in the performance of any reasonable due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

          (xviii)   otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and in the case of a Shelf Registration Statement and, to the extent applicable, an Exchange Offer Registration Statement, make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

          (xix) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate, and cause the Subsidiary Guarantors to cooperate, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and cause the Subsidiary Guarantors to execute , and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xx) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Senior Notes or the managing underwriter(s), if any; and

          (xxi) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and
     Section 15 of the Exchange Act.

     The Company may require each seller of Transfer Restricted Securities under a Shelf Registration Statement to furnish to the Company such information regarding the distribution of such Transfer Restricted Securities as the Company may from time to time reasonably request in writing and each Holder in acquiring such Transfer Restricted Securities agrees to supply such information to the Company promptly upon request.

     Each Holder agrees by acquisition of a Transfer Restricted Security that, in the event of a Shelf Registration Statement or, to the extent applicable, the Exchange Offer Registration Statement, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities covered by the applicable Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemental or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7.  REGISTRATION EXPENSES

     (a) All expenses incident to the Company's or the Subsidiary Guarantors' performance of or compliance with this Agreement will be borne by the Company or the

Subsidiary Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all Commission, stock exchange or NASD registration and filing fees; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Subsidiary Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its and the Subsidiary Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of Special Counsel to the Holders of Transfer Restricted Securities, but excluding fees of counsel to underwriters and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder thereof.

SECTION 8.  INDEMNIFICATION

     (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder of Transfer Restricted Securities, each Initial Purchaser and each Exchanging Dealer and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder of Transfer Restricted Securities, Initial Purchaser or Exchanging Dealer (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder of Transfer Restricted Securities, Initial Purchaser or Exchanging Dealer or any controlling person (any person referred to in clause
(i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) provided by the Company or any Guarantor to any Holder of

Transfer Restricted Securities, Initial Purchaser or Exchanging Dealer or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the persons referred to in clause (i), (ii) or (iii) above furnished in writing to the Company by any such person expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder of Transfer Restricted Securities, Initial Purchaser or Exchanging Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased Transfer Restricted Securities, or any person controlling such Holder of Transfer Restricted Securities, Initial Purchaser or Exchanging Dealer, if a copy of a final prospectus (as so amended or supplemented) was not sent or given by or on behalf of such Person, or if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Transfer Restricted Securities to such Person, and if a final prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Subsidiary Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Subsidiary Guarantors in writing, PROVIDED, that the failure to give such notice shall not relieve the Company or the Subsidiary Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Subsidiary Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company shall be liable for any settlement of any such action or proceeding effected with the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

     (b) In connection with any Shelf Registration Statement and, to the extent applicable, an Exchange Offer Registration Statement, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Initial Purchasers and the Company and the Subsidiary Guarantors, and their respective directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company, the Subsidiary Guarantors, the Initial Purchasers or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

     The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantors, the Holders of Transfer Restricted Securities and their respective directors, officers and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based upon information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company, the Subsidiary Guarantors, Holders of Transfer Restricted Securities or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against an Initial Purchaser, such Initial Purchaser shall have the rights and duties given to each Initial Purchaser by paragraph two of Section 8(a). In no event shall the liability of any Initial Purchaser hereunder be greater than the dollar amount of the proceeds received by such Initial Purchaser upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders on the other hand from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the

Subsidiary Guarantors or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, the Subsidiary Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (nor its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Senior Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Senior Notes held by each of the Holders hereunder and not joint.

SECTION 9.  RULE 144A

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.  SELECTION OF UNDERWRITERS

     The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12.  MISCELLANEOUS

     (a) REMEDIES. The Company and the Subsidiary Guarantors agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not, and will cause the Subsidiary Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor the Subsidiary Guarantors have previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) ADJUSTMENTS AFFECTING THE NOTES. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities being tendered or registered.

     (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Company:

                    Schuler Homes, Inc.
                    828 Fort Street Mall, 4th Floor
                    Honolulu, HI  96813
                    Telecopier No.: (808) 538-1476
                    Attention:  Chief Financial Officer

          With a copy to:

                    Brobeck, Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA  94303
                    Telecopier No.: (650) 496-2885
                    Attention:  Thomas A. Bevilacqua, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) ENTIRE AGREEMENT. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         SCHULER HOMES, INC.

                         By:
                            -----------------------------------------------
                         Name:     James K. Schuler
                         Title:    President and Chief Executive Officer

                         SCHULER HOMES OF CALIFORNIA, INC.
                         SCHULER HOMES OF OREGON, INC.
                         SCHULER HOMES OF WASHINGTON, INC.
                         SHLR OF WASHINGTON, INC.
                         MELODY HOMES, INC.
                         MELODY MORTGAGE CO.
                         SCHULER REALTY/MAUI, INC.
                         SCHULER REALTY/OAHU, INC.
                         LOKELANI CONSTRUCTION CORPORATION


                         By:
                            -----------------------------------------------
                         Name:     James K. Schuler
                         Title:    President and Chief Executive Officer

(Signatures continued on following page)

BANCAMERICA ROBERTSON STEPHENS

By:
    ---------------------------------
     Name:
     Title:


JEFFERIES & COMPANY, INC.

By:
    ---------------------------------
     Name:
     Title:


NATIONSBANC MONTGOMERY SECURITIES LLC

By:
    ---------------------------------
     Name:
     Title:


SBC WARBURG DILLON READ INC.

By:
    ---------------------------------
     Name:
     Title:

By:
    ---------------------------------
     Name:
     Title:

                                      SCHEDULE A

                                      GUARANTORS

SCHULER HOMES OF CALIFORNIA, INC.

SCHULER HOMES OF OREGON, INC.

SCHULER HOMES OF WASHINGTON, INC.

SHLR OF WASHINGTON, INC.

MELODY HOMES, INC.

MELODY MORTGAGE CO.

SCHULER REALTY/MAUI, INC.

SCHULER REALTY/OAHU, INC.

LOKELANI CONSTRUCTION CORPORATION

                                       ANNEX A



     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                       ANNEX B



     Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Notes, where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                       ANNEX C



     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Notes where such Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.


     For a period of 180 days after the Expiration Date, the Company will promptly send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents. The Company has agreed to pay all expenses incident to the Exchange Offer (which shall not include any expenses of any holder in connection with resale of Exchange Notes) and will indemnify the holders of the Senior Notes participating in the Exchange Offer (including any broker-dealers) against certain liabilities, including liabilities under the Act